UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report: April 3, 2014
(Date of earliest event reported)
KB HOME
(Exact name of registrant as specified in its charter)

Delaware	1-9195	95-3666267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Boulevard, Los Angeles, California		90024
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (310) 231-4000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On April 3, 2014, KB Home held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”). The final results of the voting on each of the items submitted to a vote of security holders at the Annual Meeting are provided below. The rounded percentages displayed below for the election of directors are based on the total “For” and “Against” votes cast for each respective director. The rounded percentages displayed below for the other items are based on the total number of shares of the Company’s common stock that were present or represented at the Annual Meeting and entitled to vote on each respective item.
1. Each of the individuals listed below was elected at the Annual Meeting to serve as a director of KB Home:

Director	For	%	Against	%	Abstentions	Broker Non-Votes
Stephen F. Bollenbach	60,603,227	98.1%	1,186,582	1.9%	517,046	15,758,817
Timothy W. Finchem	61,686,858	99.8%	96,351	0.2%	523,646	15,758,817
Dr. Thomas W. Gilligan	61,698,515	99.9%	84,560	0.1%	523,780	15,758,817
Kenneth M. Jastrow, II	60,707,382	98.3%	1,067,591	1.7%	531,882	15,758,817
Robert L. Johnson	56,574,241	91.6%	5,217,047	8.4%	515,567	15,758,817
Melissa Lora	61,719,459	99.9%	66,364	0.1%	521,032	15,758,817
Michael G. McCaffery	61,704,131	99.9%	78,711	0.1%	524,013	15,758,817
Jeffrey T. Mezger	61,703,003	99.9%	74,024	0.1%	529,828	15,758,817
Luis G. Nogales	60,897,560	98.6%	883,748	1.4%	525,547	15,758,817
Michael M. Wood	61,699,194	99.9%	77,618	0.1%	530,043	15,758,817

2. The advisory vote to approve named executive officer compensation was as follows:

For	%	Against	%	Abstentions	%	Broker Non-Votes
58,554,426	94.0%	2,980,525	4.8%	771,904	1.2%	15,758,817

3. The voting to approve the KB Home 2014 Equity Incentive Plan was as follows:

For	%	Against	%	Abstentions	%	Broker Non-Votes
59,101,220	94.9%	2,649,649	4.2%	555,986	0.9%	15,758,817

4. The voting to ratify the appointment of Ernst & Young LLP as KB Home’s independent registered public accounting firm for the fiscal year ending November 30, 2014 was as follows:

For	%	Against	%	Abstentions	%	Broker Non-Votes
77,340,090	99.1%	184,850	0.2%	540,732	0.7%	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 4, 2014.

KB Home

By:	/s/ William A. (Tony) Richelieu
William A. (Tony) Richelieu Vice President and Corporate Secretary